Exhibit 1.1
Execution Copy
COMMON UNIT AND CLASS B UNIT
PURCHASE AGREEMENT
BY AND AMONG
WILLIAMS PARTNERS L.P.
AND
THE PURCHASERS

Schedules and Exhibits
Schedule 2.01 — List of Purchasers and Commitment Amounts
Schedule 8.07 — Notice and Contact Information
Exhibit A — Form of Amendment No. 3 to the Partnership Agreement
Exhibit B — Form of Partnership Officer’s Certificate
Exhibit C — Form of Legal Opinion
Exhibit D — Form of Registration Rights Agreement
Exhibit E — Form of Purchaser’s Officer’s Certificate

COMMON UNIT AND
CLASS B UNIT PURCHASE AGREEMENT
     COMMON UNIT AND CLASS B UNIT PURCHASE AGREEMENT, dated as of December 1, 2006 (this “Agreement”), by and among Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule 2.01 attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, the Partnership, Williams Partners Operating LLC, a Delaware limited liability company (“Operating LLC,” and with the Partnership, the “Buyer Parties”), Williams Energy Services, LLC, a Delaware limited liability company (“WES”), Williams Field Services Group, LLC, a Delaware limited liability company (“WFS Group”), Williams Field Services Company, LLC, a Delaware limited liability company (“WFS Company”), Williams Partners GP LLC, a Delaware limited liability company (the “General Partner,” and with WES, WFS Group and WFS Company, the “Seller Parties”), entered into a Purchase and Sale Agreement, dated November 16, 2006 (the “Four Corners Purchase Agreement”), pursuant to which the Seller Parties will contribute a 74.9% membership interest in Williams Four Corners LLC, a Delaware limited liability company (“Four Corners”), to the Buyer Parties for aggregate consideration of $1.223 billion, payable in cash and up to $325 million of Class B Units (the “Four Corners Transaction”).
     WHEREAS, the Partnership desires to fund a portion of the cash consideration for the Four Corners Transaction through the sale of Common Units and Class B Units in a private placement exempt from the registration requirements of the Securities Act (as defined herein), and the Purchasers desire to purchase such Common Units and Class B Units from the Partnership, each in accordance with the provisions of this Agreement;
     WHEREAS, the Partnership intends to fund the balance of the cash consideration for the Four Corners Transaction through the offer and sale of (i) one or more series of senior notes in a private placement pursuant to Rule 144A and Regulation S under the Securities Act (the “Notes Offering”) and (ii) Common Units in an underwritten public offering (the “Public Equity Offering”);”
     WHEREAS, it is a condition to the obligations of the Purchasers hereunder that, concurrently with the closing of the issuance and sale of Common Units and Class B Units pursuant to this Agreement, the Partnership also close the Four Corners Transaction; and
     WHEREAS, the Partnership has agreed to provide Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.
     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall have the meaning specified in the introductory paragraph.
     “Allocated Purchase Amount” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading Allocated Purchase Amount on Schedule 2.01 hereto.
     “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Class B Amendment and any and all other agreements or instruments executed and delivered by the Parties on even date herewith or at Closing relating to the issuance and sale of the Purchased Units, or any amendments, supplements, continuations or modifications thereto.
     “Board of Directors” means the board of directors of the General Partner.
     “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Tulsa, Oklahoma.
     “Class B Amendment” means Amendment No. 3 to the Partnership Agreement, in all material respects in the form attached to this Agreement as Exhibit A, which the Partnership will cause to be adopted immediately prior to the issuance and sale of Class B Units contemplated by this Agreement.
     “Class B Commitment Amount” means, for each Purchaser, the remainder of (i) such Purchaser’s Allocated Purchase Amount minus (ii) the product of (A) the number of Purchased Common Units under the column titled “Number of Purchased Common Units” on Schedule 2.01 opposite the name of such Purchaser multiplied by (B) the Common Unit Purchase Price.
     “Class B Unit Purchase Price” shall have the meaning specified in Section 2.01(d).

     “Class B Units” means the Class B Units of the Partnership, as established by the Class B Amendment.
     “Closing” shall have the meaning specified in Section 2.02.
     “Closing Date” shall have the meaning specified in Section 2.02.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Unit Purchase Price” shall have the meaning specified in Section 2.01(d).
     “Common Units” means the Common Units of the Partnership representing limited partner interests therein.
     “Delaware LLC Act” means the Delaware Limited Liability Company Act.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
     “DGCL” means the General Corporation Law of the State of Delaware.
     “Discovery Gas Transmission” means Discovery Gas Transmission LLC, a Delaware limited liability company.
     “Discovery Producer Services” means Discovery Producer Services LLC, a Delaware limited liability company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
     “General Partner” has the meaning specified in the recitals of this Agreement.
     “Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership, its Subsidiaries or any of their Property or any of the Purchasers.
     “Gross Per Unit Public Offering Price” means the price per Common Unit to investors in (before underwriting discounts and commissions and offering expenses) the Public Equity Offering.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Incentive Distribution Rights” has the meaning specified for such term in the Partnership Agreement.

     “Indemnified Party” shall have the meaning specified in Section 7.03.
     “Indemnifying Party” shall have the meaning specified in Section 7.03.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Lock-Up Date” means 60 days from the Closing Date.
     “LTIP” shall have the meaning specified in Section 3.02(c).
     “Maximum Class B Unit Purchase Price” means the Gross Per Unit Public Offering Price less 3.4%.
     “Maximum Common Unit Purchase Price” means the Gross Per Unit Public Offering Price less 2.0%.
     “Notes Offering” shall have the meaning specified in the recitals of this Agreement.
     “NYSE” shall mean The New York Stock Exchange.
     “Partnership” shall have the meaning specified in the introductory paragraph.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 23, 2005, as amended by Amendment Nos. 1 and 2 thereto and as it may be further amended from time to time, including by the Class B Amendment.
     “Partnership Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Partnership and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations, prospects or affairs reflected in the SEC Documents, (ii) the ability of the Partnership and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis, or (iii) the ability of the Partneship to consummate the transactions under any Basic Document. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Partnership or its Subsidiaries operate that do not have a disproportionate impact on the Partnership or its Subsidiaries; (b) national or international political, diplomatic or military conditions, including any engagement in hostilities, whether or not pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles or (d) the consummation of the transactions contemplated hereby and in connection with the Four Corners Transaction.
     “Partnership Related Parties” shall have the meaning specified in Section 7.02.
     “Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Public Equity Offering” shall have the meaning specified in the recitals to this Agreement.
     “Purchased Class B Units” means the Class B Units to be issued and sold to the Purchasers pursuant to this Agreement.
     “Purchased Common Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.
     “Purchased Units” means the Purchased Class B Units and the Purchased Common Units.
     “Purchaser” shall have the meaning specified in the introductory paragraph.
     “Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.
     “Purchaser Related Parties” shall have the meaning specified in Section 7.01.
     “Purchasers” shall have the meaning specified in the introductory paragraph.
     “Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit D, to be entered into at the Closing, among the Partnership and the Purchasers.
     “Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.
     “SEC Documents” shall have the meaning specified in Section 3.03

     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Subordinated Unit” has the meaning specified for such term in the Partnership Agreement.
     “Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; provided, Discover Producer Services, Discover Gas Transmission LLC and Four Corners shall not be deemed to be a “Subsidiary” of the Partnership or any of its Subsidiaries for purposes of this Agreement.
     “Terminating Breach” shall have the meaning specified in Section 8.12(a)(ii).
     “Unitholders” means the Unitholders of the Partnership (within the meaning of the Partnership Agreement).
     Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
SALE AND PURCHASE
     Section 2.01 Sale and Purchase.
     (a) Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, the number of Purchased Common Units and Purchased Class B Units, respectively, determined pursuant to paragraphs (b) and (c) below of this Section 2.01, and each Purchaser agrees to pay the Partnership the Common Unit Purchase Price for each Purchased Common Unit and the Class B Unit Purchase Price for each Purchased Class B Unit, in each case, as set forth in paragraph (d) below of this Section 2.01. The obligation of each Purchaser under this Agreement is independent of the obligation of each other Purchaser, and the failure or waiver of performance with respect to any Purchaser does not excuse performance by any other Purchaser.
     (b) Common Units. Subject to Section 2.01(e), the number of Purchased Common Units to be issued and sold to each Purchaser shall be the number of Purchased Common Units under the column titled “Number of Purchased

Common Units” on Schedule 2.01 opposite the name of such Purchaser.
     (c) Class B Units. The number of Purchased Class B Units to be issued and sold to each Purchaser shall be equal to the quotient determined by dividing (i) the Class B Commitment Amount for such Purchaser by (ii) the Class B Unit Purchase Price (as defined in Section 2.01(d) below), which quotient shall be rounded, if necessary, down to the nearest whole number; provided, however, no Class B Units shall be issued and sold to the three Purchasers identified on Schedule 2.01 by an asterisk as being a “Common Units Only Purchaser.”
     (d) Consideration. (i) The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Common Units (the “Common Unit Purchase Price”) shall be the lesser of $36.59 or the Maximum Common Unit Purchase Price, and (ii) the amount per Class B Unit each Purchaser will pay to the Partnership to purchase the Purchased Class B Units (the “Class B Unit Purchase Price”) shall be the lesser of $35.81 or the Maximum Class B Unit Purchase Price.
     (e) Maximum Number of Purchased Common Units. Notwithstanding any other provision of this Agreement, the maximum number of Purchased Common Units to be issued and sold by the Partnership to the Purchasers pursuant to this Agreement shall not exceed 19.9% of the number of Common Units outstanding immediately prior to Closing (the “19.9% Limit”). If necessary, the number of Purchased Common Units to be purchased by each Purchaser shall be reduced on a pro rata basis so that the aggregate number of Purchased Common Units to be issued and sold pursuant to this Agreement does not exceed the 19.9% Limit.
     Section 2.02 Closing. The execution and delivery of the Basic Documents (other than this Agreement), delivery of certificates representing the Purchased Units and execution and delivery of all other instruments, agreements, and other documents required by this Agreement (the “Closing”) shall take place concurrently with the closing of the Public Equity Offering, the Notes Offering and the Four Corners Transaction. The Closing shall be December 13, 2006, or such other date with respect to which the Partnership shall have given each Purchaser notice two Business Days prior to such date, or such shorter period as shall be agreeable to the Parties (the “Closing Date”). The Closing shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002.
     Section 2.03 Independent Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act with respect to such obligations or the transactions contemplated by any Basic Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
     The Partnership represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 3.01 Existence of Partnership and its Subsidiaries.
          (a) The Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) has all requisite limited partnership power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Partnership Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Partnership Material Adverse Effect. The Partnership is not in violation of its certificate of limited partnership or the Partnership Agreement.
          (b) Each of the Partnership’s Subsidiaries has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect. Each of the Partnership’s Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect. None of such Subsidiaries is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents.
     Section 3.02 Purchased Units, Capitalization and Valid Issuance.
     (a) The Purchased Common Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement. A true and correct copy of the Partnership Agreement, as amended through the date hereof (but excluding the Class B Amendment), has been filed by the Partnership with the Commission as Exhibit 4.2 to the Partnership’s Registration Statement on Form S-3 (Registration No. 333-137562). The Purchased Class B Units shall have those rights, preferences, privileges and restrictions governing the Class B Units, which shall be reflected in the Partnership Agreement, as amended by the Class B Amendment.
     (b) As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 14,598,276 Common Units, 7,000,000 Subordinated Units and the Incentive Distribution Rights (as defined in the Partnership Agreement) and the only issued and outstanding general partner interest is the General Partner’s 2% general partner interest. All of the outstanding Common Units, Subordinated Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (c) Other than the General Partner’s Long-Term Incentive Plan (the “LTIP”), the Partnership has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote is issued or outstanding. Except as have been granted pursuant to the LTIP, as contemplated by this Agreement, or as are contained in the Partnership Agreement and the organization documents of the Subsidiaries, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible or exchangeable securities or other rights, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interests in, the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or other equity interests, (ii) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests of the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries.
     (d) (i) All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational documents of such Subsidiaries) and (ii) except as disclosed in the Partnership’s SEC Documents, neither the Partnership nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other

Person, or is obligated to make any capital contribution to or other investment in any other Person other than such Subsidiaries, Discovery Producer Services, Discovery Gas Transmission and Four Corners.
     (e) Operating LLC owns a 40% limited liability company interest in Discovery Producer Services and a 25.1% limited liability company interest in Four Corners and Discovery Producer Services owns a 100% limited liability company interest in Discovery Gas Transmission; and all such limited liability company interests have been duly authorized and validly issued.
     (f) The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.
     (g) The Common Units issuable upon conversion of the Purchased Class B Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Class B Amendment, and upon receipt of the required Unitholder approval, will be duly authorized by the Partnership pursuant to the Partnership Agreement, and will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.
     (h) The Partnership’s currently outstanding Common Units are quoted on the NYSE, and the Partnership has not received any notice of delisting. The Purchased Common Units and Purchased Class B Units will be issued in compliance with all applicable rules of the NYSE. Prior to the Closing, the Partnership shall file a supplemental listing application with the NYSE to list the Purchased Common Units. As soon as reasonably practicable after Closing and not later than immediately prior to the conversion of the Purchased Class B Units, the Partnership shall file a supplemental listing application with the NYSE to list the Common Units underlying the Purchased Class B Units.
     (i) Except (i) as set forth in the Partnership Agreement and the organizational documents of the Subsidiaries and the entities identified in Section 3.02(e), (iii) as provided in the Basic Documents or (iv) for existing awards under the LTIP, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of the Partnership or any of its Subsidiaries, in each case, pursuant to any agreement or instrument to which any of such entities is a party or by which any one of them may be bound. None of the execution of this Agreement, the offering or sale of the Purchased Units or the registration of the Common Units underlying the Purchased Class B Units pursuant to the Registration Rights Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than pursuant to the Registration Rights Agreement and those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement.
     Section 3.03 SEC Documents. The Partnership has timely filed with the Commission all reports, schedules and statements required to be filed by it under the Exchange Act since its initial public offering (all such documents filed on or prior to the date of this Agreement, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (except to the extent corrected by a subsequently filed SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Ernst & Young LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed.
     Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the SEC Documents and except for the proposed Four Corners Transaction, since December 31, 2005, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than in connection with the Four Corners Transaction).
     Section 3.05 Litigation. Except as set forth in the SEC Documents, there is no Action pending or, to the knowledge of the Partnership, contemplated or threatened against the Partnership or any of its Subsidiaries or any of their respective officers (in their capacity as such), directors (in their capacity as such) or Properties, which (individually or in the aggregate) reasonably would be expected to have a Partnership Material Adverse Effect or which challenges the validity of any of the Basic Document or which would reasonably be expected to adversely affect or restrict the Partnership’s ability to consummate the Four Corners Transaction and the transactions contemplated by the Basic Documents.
     Section 3.06 No Conflicts. The execution, delivery and performance by the Partnership of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by the Partnership pursuant hereto or thereto or in connection herewith and therewith, and compliance by the Partnership with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the organizational documents of the Partnership or any of its Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument, obligation or agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of their respective Properties may be bound or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
     Section 3.07 Authority. The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents will constitute the legal, valid and binding obligations of Partnership (subject to Unitholder approval of the conversion of the Purchased Class B Units into Common Units), enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
     Section 3.08 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, Unitholder approval of the conversion of the Purchased Class B Units into Common Units and the filing and waiting period requirements under the HSR Act relating to the Four Corners Transaction, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party or the Partnership’s issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
     Section 3.09 MLP Status. The Partnership has, for each taxable year beginning after December 31, 2004 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.
     Section 3.10 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.11 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
     Section 3.12 Certain Fees. Other than fees payable to Lehman Brothers Inc. for their services as placement agents, no fees or commissions are or will be payable by the Partnership to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions. The Partnership agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership or alleged to have been incurred by the Partnership in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.
     Section 3.13 No Side Agreements. Except for the confidentiality agreements described in Section 8.06, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.
     Section 3.14 Form S-3 Eligibility. The Partnership is eligible to register the Purchased Common Units and the Common Units issuable upon conversion of the Purchased Class B Units for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act.
     Section 3.15 Terms of Class B Units; Class B Unit Vote. The NYSE has approved the terms of the Class B Units. The affirmative vote of a majority of the total votes cast by the holders of Common Units (excluding Common Units held by the General Partner and its Affiliates) is the only approval required by the NYSE to approve the conversion of Class B Units into Common Units.
     Section 3.16 Insurance. The Partnership and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks related to property damage and liability to third parties as is reasonably adequate for the conduct of their respective businesses and the value of their respective Properties and as is customary for companies engaged in similar businesses in similar industries. Neither the

Partnership nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     Section 3.17 Internal Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     Section 3.18 Compliance with Laws. Neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Partnership Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Partnership Material Adverse Effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
     Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.
     Section 4.02 No Conflicts. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection herewith or therewith, compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, loan or credit agreement or other instrument or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, except in the case of clauses (a) and (c), where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
     Section 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times (subject to such Purchaser’s agreement contained in Section 5.04(b)) to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, any Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party or transfer Purchased Units to an Affiliate of such Purchaser provided that any such transaction is exempt from registration under the Securities Act.
     Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
     Section 4.05 Receipt of Information; Authorization. Such Purchaser acknowledges that it (a) has access to the SEC Documents and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters, including with respect to the Four Corners Transaction.
     Section 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
     Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Units or the consummation of the transactions contemplated by this Agreement.
     Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend:
“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
     Section 4.09 No Substantial Security Holders. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, on the date hereof and as of the date of Closing (before giving effect to the purchase of Purchased Units pursuant to this Agreement), such Purchaser and its Affiliates (a) hold beneficial ownership of less than five percent of the Common Units of the Partnership outstanding on the date hereof and (b) hold beneficial ownership of less than five percent of the outstanding voting power of the Partnership.
ARTICLE V
COVENANTS
     Section 5.01 Shareholder Vote With Respect to Conversion.
          (a) The Partnership shall, in accordance with applicable Law and the Partnership Agreement, take all action necessary to convene a meeting of its Unitholders to consider and vote upon the conversion of the Purchased Class B Units into Common Units as soon as practicable, but in any event not later than 180 days from the Closing Date. Subject to fiduciary duties under applicable Law, the Board of Directors shall, in connection with such meeting, recommend approval of the conversion of the Purchased Class B Units into Common Units and shall take all other lawful action to solicit the approval of the conversion of the Purchased Class B Units into Common Units by the Unitholders, except that the Partnership shall not be required to hire any proxy solicitation firm in connection with such meeting.
          (b) If the conversion of the Purchased Class B Units into Common Units is not approved by the Unitholders at the meeting contemplated by clause (a) or at successive meeting(s) as contemplated by this clause (b), the Partnership shall be obligated to convene another meeting of its Unitholders on the terms set forth in clause (a) (except that such meeting shall take place not later than 180 days from the date of the immediately prior meeting), and the Board of Directors shall again be obligated to take the actions set forth in clause (a) with respect to such meeting.
     Section 5.02 Subsequent Issuances of Units. Without the written consent of the holders of a majority of the Purchased Units, from the date of this Agreement until the Lock-Up Date, the Partnership shall not grant, issue or sell any Common Units, Class B Units or other equity or voting securities of the Partnership or any securities convertible thereinto or exchangeable therefor, or take any other action that may result in the issuance of any of the foregoing, other than (i) options to purchase Common Units or awards of restricted Common Units granted pursuant to the LTIP, (ii) Common Units issued upon the exercise of options granted under the LTIP, (iii) the issuance or sale of Common Units or Class B Units at a price no less than $44.77 (including, and not net of, any underwriting discounts and commissions or placement fees) and (iv) Common Units issued and sold in the Public Equity Offering, provided that no more than 7,000,000 Common Units are sold in such Public Equity Offering (excluding any Common Units that may be issued and sold upon exercise of the underwriters’ over-allotment option). Notwithstanding the foregoing, the Partnership shall not, and shall cause their Subsidiaries not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.
     Section 5.03 Vote For Conversion of Class B Units. At any meeting (including adjournments or postponements thereof) of Unitholders held to consider approval of the conversion of the Class B Units into Common Units (including the special meeting of Unitholders contemplated by Section 5.01) each of the Purchasers agrees to vote, and to use commercially reasonable efforts to cause its Affiliates to vote, any Common Units held by it or any such Affiliates, as applicable, on the record date for such meeting in favor of the conversion of the Class B Units into Common Units.
     Section 5.04 Purchaser Lock-Ups.
          (a) Without the prior written consent of the Partnership, each Purchaser agrees that from and after the date of this Agreement until Closing, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any Common Units or enter into any transaction or device designed to do the same; provided, however, that subject to Section 8.04(c), such Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units.

          (b) Without the prior written consent of the Partnership, each Purchaser agrees that from and after the Closing it will not sell any of its Purchased Units prior to the Lock-Up Date; provided, however, that any Purchaser may, (i) subject Section 8.04(c), enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Units purchased by such Purchaser provided that such transaction is exempt from registration under the Securities Act and (ii) transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser, provided that any such Affiliate transferee agrees to the restrictions set forth in this Section 5.04.
     Section 5.05 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
     Section 5.06 Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file this Agreement as an exhibit to an Exchange Act report and (ii) disclose such information with respect to any Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded.
     Section 5.07 Other Actions. The Partnership shall (i) cause the Class B Amendment to be adopted immediately prior to the issuance and sale of the Purchased Class B Units contemplated by this Agreement, (ii) file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Common Units and (iii) as soon as reasonably practicable after Closing and not later than immediately prior to the conversion of the Purchased Class B Units, the Partnership shall file a supplemental listing application with the NYSE to list the Common Units underlying the Purchased Class B Units.
     Section 5.08 Use of Proceeds. The Partnership will use the collective proceeds from the sale of the Purchased Units to fund a portion of the cash consideration of the Four Corners Transaction, to pay fees associated with such transaction and for general partnership purposes.
ARTICLE VI
CLOSING CONDITIONS
     Section 6.01 Conditions to the Closing.
          (a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
          (i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
          (ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;
          (iii) the Partnership shall have concurrently closed the Four Corners Transaction, substantially on the terms set forth in the Four Corners Purchase Agreement;
          (iv) the Partnership shall have concurrently closed the Public Equity Offering and/or issued Class B Units to Affiliates of The Williams Companies, Inc., where the product of the aggregate number of Common Units and Class B Units so issued in such transactions multiplied by the Gross Per Unit Public Offering Price is not less than $250 million; and
          (v) the Purchased Common Units shall have been approved for listing on the NYSE, subject to notice of issuance.
          (b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
          (i) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;
          (ii) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
          (iii) since the date of this Agreement, no Partnership Material Adverse Effect shall have occurred and be continuing;

          (iv) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;
          (v) the Class B Amendment, in all material respects in the form attached to this Agreement as Exhibit A, shall have been duly adopted and be in full force; and
          (vi) the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 6.02.
          (c) The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):
          (i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;
          (ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
          (iii) since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing; and
          (iv) each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 6.03.
     Section 6.02 Partnership Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:
          (a) The Purchased Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party other than restrictions on transfer imposed by federal and state securities Laws and those imposed by such Purchaser;

          (b) Copies of (i) the Certificate of Limited Partnership of the Partnership and (ii) the Certificate of Formation of the General Partner, each certified by the Secretary of State of the State of Delaware, dated as of a recent date;
          (c) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, that the Partnership is in good standing;
          (d) A cross-receipt, dated the Closing Date, executed by the Partnership and delivered to each Purchaser certifying that it has received the Allocated Purchase Amount with respect to the Purchased Units issued and sold to such Purchaser;
          (e) An Officer’s Certificate substantially in the form attached to this Agreement as Exhibit B;
          (f) An opinion addressed to the Purchasers from legal counsel to the Partnership, dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit C;
          (g) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit D, which shall have been duly executed by the Partnership; and
          (h) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (i) the Partnership Agreement, as amended, (ii) board resolutions authorizing the execution and delivery of the Basic Documents and the Four Corners Purchase Agreement and the consummation of the transactions contemplated thereby and hereby and (iii) the incumbent officers authorized to execute the Basic Documents and the Four Corners Purchase Agreement, setting forth the name and title and bearing the signatures of such officers.
     Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered:
          (a) payment to the Partnership of such Purchaser’s Allocated Purchase Amount by wire transfer(s) of immediately available funds to an account designated by Partnership in writing at least two (2) Business Days prior to the Closing;
          (b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit D, which shall have been duly executed by such Purchaser;
          (c) a cross-receipt, dated the Closing Date, executed by such Purchaser and delivered to the Partnership certifying that such Purchaser has received certificates evidencing the number of Purchased Units set forth opposite the name of such Purchaser on Schedule 2.01; and
          (d) an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit E.

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES
     Section 7.01 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly on demand, pay and reimburse each of them costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
     Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership and its Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay and reimburse each of them costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
     Section 7.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Partnership has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of the Partnership unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under the Basic Documents, such action shall be in such Purchaser’s sole discretion unless otherwise specified therein. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
     Section 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.04, 3.12, 3.13, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.
     Section 8.03 No Waiver; Modifications in Writing.
     (a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
     (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by the Partnership from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.
     Section 8.04 Binding Effect; Assignment.
     (a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.
     (b) Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws, Section 5.04(b) and the Registration Rights Agreement.

     (c) Assignment of Rights. Each Purchaser under this Agreement may assign all or any portion of its rights hereunder without the consent of the Partnership to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser; provided, in each case, the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights may not otherwise be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld).
     Section 8.05 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has entered into a confidentiality agreement in favor of the Partnership shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.
     Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses listed in Schedule 8.07 of this Agreement or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via telecopy; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 8.08 Removal of Legend. The Partnership shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Units at the request of a Purchaser submitting to the Partnership such certificates, together with an opinion of counsel, if required by the Partnership’s transfer agent, to the effect that such legend is no longer required under the Securities Act or applicable state securities Laws, as the case may be, unless the Partnership, with the advice of counsel, reasonably determines that such removal is inappropriate.
     Section 8.09 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

     Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.
     Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 8.12 Termination.
          (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Partnership.
          (b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
          (i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
          (ii) if the Four Corners Purchase Agreement shall have been terminated pursuant to its terms; or
          (iii) if the Closing shall not have occurred on or before December 31, 2006.
          (c) In the event of the termination of this Agreement as provided in Sections 8.12(a) or 8.12(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
     Section 8.13 Expenses. The Partnership hereby covenants and agrees to reimburse Vinson & Elkins L.L.P., for reasonable and documented legal fees not to exceed $50,000. If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing party shall be entitled to reasonable attorney’s fees, out-of-pocket costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     Section 8.14. Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Common Units or the Purchased Class B Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 8.15. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Rodney J. Sailor

Name:	Rodney J. Sailor
Title:	Treasurer
[Signature Page to Purchase Agreement]

ALERION EQUITIES, LLC
By:	Hartz Trading, Inc., its Manager

By:	/s/ Jonathan B. Schindel
	Name:	Jonathan B. Schindel
	Title:	Assistant Secretary & General Counsel

[Signature Page to Purchase Agreement]

RCH ENERGY MLP FUND, L.P.

By:	RCH Energy MLP Fund G.P., L.P., its General Partner

By:	RR Advisors, LLC, its General Partner

By:	/s/ Robert Raymond Name: Robert Raymond
Title: Sole Member
[Signature Page to Purchase Agreement]

STRUCTURED FINANCE AMERICAS, LLC

By:	/s/ Jill H. Rathjen Name: Jill H. Rathjen
Title: Vice President

By:	/s/ Andrea Luing Name:
Title:
[Signature Page to Purchase Agreement]

TORTOISE ENERGY CAPITAL CORPORATION

By:	/s/ David J. Schulte Name: David J. Schulte
Title: Chief Executive Officer and President
[Signature Page to Purchase Agreement]

TORTOISE ENERGY INFRASTRUTURE CORPORATION

By:	/s/ David J. Schulte Name: David J. Schulte
Title: Chief Executive Officer and President
[Signature Page to Purchase Agreement]

JENNISON UTILITY FUND

By:	Jennison Associates LLC, as investment adviser

By:	/s/ Ubong U. Edemeka Name: Ubong U. Edemeka
Title: Managing Director
[Signature Page to Purchase Agreement]

GOLDMAN, SACHS & CO

By:	/s/ Albert Dombrowski Authorized Officer:
Title: Authorized Signatory
[Signature Page to Purchase Agreement]

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC, its General Partner

By:	/s/ Stuart J. Zimmer Authorized signatory: Stuart J. Zimmer
Title: Managing Member
[Signature Page to Purchase Agreement]

GPS INCOME FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett S. Messing Name: Brett S. Messing
Title: Managing Partner
[Signature Page to Purchase Agreement]

GPS HIGH YIELD EQUITIES FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett S. Messing Name: Brett S. Messing
Title: Managing Partner
[Signature Page to Purchase Agreement]

GPS INCOME FUND (CAYMAN) LTD

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett S. Messing Name: Brett S. Messing
Title: Managing Partner
[Signature Page to Purchase Agreement]

PERRY PARTNERS L.P.

By:	Perry Corp., its General Partner

By:	/s/ Michael Neus Name: Michael Neus
Title: General Counsel
[Signature Page to Purchase Agreement]

PERRY COMMITMENT FUND L.P.

By:	Perry Commitment Associates L.L.C., its General Partner

By:	Perry Corp., its Managing Member

By:	/s/ Michael Neus Name: Michael Neus
Title: General Counsel
[Signature Page to Purchase Agreement]

COHEN & STEERS UTILITY FUND, INC.

By:	Cohen & Steers Capital Management, Inc., as investment adviser

By:	/s/ Robert S. Becker Name: Robert S. Becker
Title: Senior Vice President
[Signature Page to Purchase Agreement]

COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.

By:	Cohen & Steers Capital Management, Inc., as investment adviser

By:	/s/ Robert S. Becker Name: Robert S. Becker
Title: Senior Vice President
[Signature Page to Purchase Agreement]

COHEN & STEERS SELECT UTILITY FUND, INC.

By:	Cohen & Steers Capital Management, Inc., as investment adviser

By:	/s/ Robert S. Becker Name: Robert S. Becker
Title: Senior Vice President
[Signature Page to Purchase Agreement]

ROYAL BANK OF CANADA, by its agent

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Josef Muskatel Name: Josef Muskatel
Title: Director and Senior Counsel

By:	/s/ Steven Milke Name: Steven Milke
Title: Managing Director
[Signature Page to Purchase Agreement]

STROME MLP FUND, LP

By:	Strome Investment Management LP, its General Partner

By:	/s/ Michael Achterberg Name: Michael Achterberg
Title: Chief Financial Officer
[Signature Page to Purchase Agreement]

THE CUSHING MLP OPPORTUNITY FUND I, LP

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank Name: Jerry V. Swank
Title: Managing Partner
[Signature Page to Purchase Agreement]

SWANK MLP CONVERGENCE FUND, LP

By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank Name: Jerry V. Swank
Title: Managing Partner
[Signature Page to Purchase Agreement]

KAYNE ANDERSON ENERGY
DEVELOPMENT COMPANY

By:	/s/ James C. Baker Name: James C. Baker
Title: Vice President
[Signature Page to Purchase Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ James C. Baker Name: James C. Baker
Title: Vice President
[Signature Page to Purchase Agreement]

Exhibit A
Amendment No. 3
to
Amended and Restated Agreement of Limited Partnership
of Williams Partners L.P.
     This Amendment No. 3, dated [                    ], 2006 (this “Amendment”), to the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, as amended (the “Partnership Agreement”), of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), is entered into and effectuated by Williams Partners GP LLC, a Delaware limited liability company, as the General Partner, pursuant to authority granted to it in Article XIII of the Partnership Agreement. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
     WHEREAS, Section 5.6(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners;
     WHEREAS, Section 5.6(b) of the Partnership Agreement provides that the additional Partnership Securities authorized to be issued by the Partnership pursuant to such Section 5.6(a) of the Partnership Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner;
     WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement;
     WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and
     WHEREAS, the Board of Directors of the General Partner (the “Board”) deems it in the best interest of the Partnership to effect this Amendment to provide for (i) the issuance of the Privately Placed Class B Units (as defined herein) and Privately Placed Common Units (as defined herein) to certain qualified institutional buyers and possibly certain accredited investors pursuant to a Unit Purchase Agreement, dated December 1, 2006, (ii) the issuance of Sponsor Class B Units (as defined herein) to the General Partner pursuant to a Purchase and Sale Agreement, dated November 16, 2006, (iii) the conversion of the Privately Placed Class B Units and Sponsor Class B Units into Common Units in accordance with the terms described herein, and (iv) such other matters as are provided herein.
     NOW, THEREFORE, it is hereby agreed that the Partnership Agreement is hereby amended as follows:
     1. Section 1.1 of the Partnership Agreement is hereby amended to add or amend and restate the following definitions:
     “Class B Distribution Increase Date” has the meaning assigned to such term in Section 5.11(g).
     “Class B Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Class B Units in this Agreement. The term “Class B Unit” as used herein does not include a Common Unit, Subordinated Unit or Parity Unit. A Class B Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs. The term “Class B Unit” includes the Privately Placed Class B Units and the Sponsor Class B Units.
     “Class B Unit Arrearage” means, with respect to any Class B Unit, whenever used, as to any Quarter, the amount if any, by which (a) the Minimum Quarterly Distribution in respect of such Quarter (or, for the period from the Class B Distribution Increase Date through the Conversion Effective Date, 115% of the Minimum Quarterly Distribution) exceeds (b) the sum of all Available Cash distributed with respect to a Class B Unit in respect of such Quarter pursuant to Section 5.11(b)(ii)(B)(x).
     “Class B Unit Value” means with respect to the Privately Placed Class B Units and the Sponsor Class B Units, $[___] per unit.1
     “Conversion Approval” has the meaning assigned to such term in Section 5.11(f).
     “Conversion Approval Date” has the meaning assigned to such term in Section 5.11(f).
     “Conversion Effective Date” has the meaning assigned to such term in Section 5.11(h).
     “Cumulative Class B Unit Arrearage” means, with respect to any Class B Unit, whenever used, as of the end of any Quarter, the excess, if any, by which (a) the sum resulting from adding together the Class B Unit

[1]	This amount will be the gross price per common unit in the underwritten public offering.

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Arrearage for each of the Quarters during which any Class B Unit has been Outstanding exceeds (b) the sum of any distributions theretofore made to a Class B Unit pursuant to Section 5.11(b)(ii)(B)(x)(2) and the penultimate sentence of Section 6.5 (including any distributions to be made in respect of the last of such Quarters).
     “Excess Payment” has the meaning assigned to such term in Section 5.11(b)(vi)(B) (as set forth in Section 5.11(g)).
     “Initial Unit Price” means (a) with respect to the Common Units, the Class B Units and the Subordinated Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.
     “Issue Price” means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership and after taking into account any other form of discount with respect to the price at which a Unit is purchased from the Partnership; provided, however, in the case of the Sponsor Class B Units, the Issue Price shall be deemed to be $[___] per unit,2 in the case of the Privately Placed Class B Units, $[___] per unit, and in the case of the Privately Placed Common Units, $[___] per unit.
     “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Class B Units, Subordinated Units and Incentive Distribution Rights.
     “Private Common Unit Value” means with respect to the Privately Placed Common Units, $[___] per unit.2
     “Privately Placed Class B Units” means the Class B Units issued pursuant to the Unit Purchase Agreement.
     “Privately Placed Common Units” means the Common Units issued pursuant to the Unit Purchase Agreement.

[2]	This amount will also be the gross price per common unit in the underwritten public offering.

3

     “Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated November 16, 2006, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, the General Partner, the Partnership and Williams Partners Operating LLC.
     “Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units, Class B Units or Subordinated Units, the excess of (a) the Net Positive Adjustments of the Unitholders holding Common Units, Class B Units or Subordinated Units as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Units), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Units for each prior taxable period, and (iii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.
     “Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units, Class B Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (as holder of the General Partner Units), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.
     “Sponsor Class B Units” means the Class B Units issued to [the General Partner] pursuant to the Purchase and Sale Agreement.
     “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class B Units and Subordinated Units

4

but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.
     “Unit Majority” means, during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) voting as a single class, at least a majority of the Outstanding Class B Units voting as a single class, and at least a majority of the Outstanding Subordinated Units voting as a single class, and after the end of the Subordination Period, at least a majority of the Outstanding Units.
     “Unit Purchase Agreement” means the Common Unit and Class B Unit Purchase Agreement, dated as of December 1, 2006, among the Partnership and the purchasers named therein.
     2. Section 1.1 of the Partnership Agreement is hereby further amended to amend and restate the final sentence to the definition of “Common Unit” as follows:
“The term “Common Unit” does not include a Subordinated Unit or a Class B Unit prior to its conversion into a Common Unit pursuant to the terms hereof.”
     3. Section 1.1 of the Partnership Agreement is hereby further amended to add the following new sentence at the end of the definition of “Subordinated Unit”:
“In addition to the foregoing, for the avoidance of doubt, the term “Subordinated Unit” does not include a Class B Unit.”
     4. Section 4.5(d) of the Partnership Agreement is hereby amended and restated to read in its entirety:
“(d) The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units, Class B Units and Common Units (whether issued upon conversion of the Subordinated Units, the Class B Units or otherwise) to one or more Persons.”
     5. Section 4.8(c) of the Partnership Agreement is hereby amended and restated to read in its entirety:
“(c) The transfer of a Subordinated Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(c). The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(d). The transfer of a Privately Placed Common Unit shall be subject to the restrictions imposed by Section 6.7(d).”
     6. Section 5.5(a) of the Partnership Agreement is hereby amended to add the following at the end of such section:

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“The initial Capital Account balance in respect of each Privately Placed Class B Unit and each Sponsor Class B Unit shall be the Class B Unit Value, and the initial Capital Account balance of each holder of Class B Units in respect of all Class B Units held thereby shall be the product of such initial balance for a Class B Unit multiplied by the number of Class B Units held thereby. The initial Capital Account balance in respect of each Privately Placed Common Unit shall be the Private Common Unit Value, and the initial Capital Account balance of each holder of Privately Placed Common Units in respect of all Privately Placed Common Units held shall be the product of such initial balance for a Privately Placed Common Unit multiplied by the number of Privately Placed Common Units held thereby. Immediately following the creation of a Capital Account balance in respect of each Class B Unit, each Unitholder acquiring a Class B Unit at original issuance shall be deemed to have received a cash distribution in respect of such Class B Units in an amount equal to the product of (x) the total number of Class B Units so acquired by such Unitholder, multiplied by (y) either, (A) in the case of Privately Placed Class B Units, the difference between the Class B Unit Value and the Issue Price of a Privately Placed Class B Unit, or (B) in the case of Sponsor Class B Units, the difference between the Class B Unit Value and the Issue Price of a Sponsor Class B Unit. Immediately following the creation of a Capital Account balance in respect of each Privately Placed Common Unit, each Unitholder acquiring a Privately Placed Common Unit at original issuance shall be deemed to have received a cash distribution in respect of such Privately Placed Common Units in an amount equal to the product of (x) the total number of Privately Placed Common Units so acquired by such Unitholder, multiplied by (y) the difference between the Private Common Unit Value and the Issue Price of a Privately Placed Common Unit.”
     7. Section 5.5(d)(i) of the Partnership Agreement is hereby amended to add the following at the end of such section:
“Any adjustments that are made under this paragraph in connection with the issuance of the Class B Units and the Privately Placed Common Units shall be based on the Class B Unit Value, in the case of Class B Units, and the Private Common Unit Value, in the case of Privately Placed Common Units.”
     8. Section 5.7 of the Partnership Agreement is hereby amended to add a new clause (iv) to Section 5.7(b) as follows:
“(iv) the Cumulative Class B Unit Arrearage on all of the Outstanding Class B Units is zero.”
     9. Section 5.9(a) of the Partnership Agreement is hereby amended and restated to read in its entirety:

6

“(a) Subject to Section 5.9(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage, Cumulative Common Unit Arrearage, Class B Unit Arrearage or Cumulative Class B Unit Arrearage) or stated as a number of Units (including the number of Common Units into which Subordinated Units may convert prior to the end of the Subordination Period and the number of Common Units into which Class B Units may convert) are proportionately adjusted.”
     10. Article V of the Partnership Agreement is hereby amended to add a new Section 5.11 creating a new class of Units as follows:
“Section 5.11 Establishment of Class B Units
     (a) General. The General Partner hereby designates and creates a class of Units to be designated as “Class B Units” and consisting of a total of [___] Class B Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Units as set forth in this Section 5.11.
     (b) Rights of Class B Units. During the period commencing upon issuance of the Class B Units and ending on the Conversion Effective Date (or that later time specified in this Section 5.11(b)), unless amended pursuant to Section 5.11(g) hereof:
     (i) Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units (other than Privately Placed Common Units) that were then Outstanding.
     (ii) Distributions from Operating Surplus During Subordination Period. Notwithstanding anything to the contrary in Section 6.4(a), Unitholders holding Class B Units shall receive the same distribution per Unit pursuant to Section 6.4(a) as Unitholders holding Common Units receive pursuant to Section 6.4(a); provided, that:
     (A) Unitholders holding Class B Unit shall not receive any distribution pursuant to Section 6.4(a)(i)) or Section 6.4(a)(ii); and

7

     (B) following any distribution pursuant to Section 6.4(a)(ii) and prior to any distribution pursuant to Section 6.4(a)(iii), Available Cash shall be distributed as follows: (x) (1) to the General Partner in accordance with its Percentage Interest and (2) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter and (y)(1) to the General Partner in accordance with its Percentage Interest and (2) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage existing with respect to such Quarter.
     (iii) Distributions from Operating Surplus After Subordination Period. Notwithstanding anything to the contrary in Section 6.4(b), Unitholders holding Class B Units shall receive the same distribution per Unit pursuant to Section 6.4(b) as other Unitholders receive pursuant to Section 6.4(b); provided, that:
     (A) Unitholders holding Class B Units shall not receive any distributions pursuant to Section 6.4(b)(i); and
     (B) following any distribution pursuant to Section 6.4(b)(i) (subject to Section 5.11(b)(iii)(A)) and prior to any distribution pursuant to Section 6.4(b)(ii), Available Cash shall be distributed 100% to the General Partner and the Unitholders holding Class B Units, Pro Rata, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter.
     (iv) Allocation of Net Termination Gain to Class B Unitholders. Notwithstanding anything to the contrary in Section 6.1(c)(i), Unitholders holding Class B Units shall be allocated Net Termination Gain in accordance with Section 6.1(c)(i); provided, that
     (A) Unitholders holding Class B Units shall not receive any allocation pursuant to Section 6.1(c)(i)(B) or Section 6.1(c)(i)(C); and

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     (B) following any allocation made pursuant to Section 6.1(c)(i)(B) and prior to any allocation made pursuant to Section 6.1(c)(i)(C), any remaining Net Termination Gain shall be allocated (x) to the General Partner in accordance with its Percentage Interest and (y) all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (iv)(B), until the Capital Account in respect of each Class B Unit then Outstanding equals the sum of (1) its Unrecovered Capital, determined for the taxable year (or portion thereof) to which this allocation of gain relates, and (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 5.11(b)(ii)(B)(x)(2) with respect to such Class B Unit for such Quarter, and (3) any then existing Cumulative Class B Unit Arrearage.
     (v) Allocation of Net Termination Loss to Class B Unitholders. Notwithstanding anything to the contrary in Section 6.1(c)(ii), with respect to allocations made in accordance with Section 6.1(c)(ii), Unitholders holding Class B Units shall be allocated Net Termination Loss in accordance with Section 6.1(c)(ii)(B) in the same manner as Unitholders holding Common Units.
     (vi) Elimination of Cumulative Class B Unit Arrearages Upon Conversion. If a Cumulative Class B Unit Arrearage exists on the Conversion Effective Date, Available Cash shall be distributed (A) to the General Partner in accordance with its Percentage Interest and (B) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage, if any, as of such date. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the Conversion Effective Date. For the taxable year in which the distribution is made, if not previously allocated, each Person receiving such distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 6.1(d)(iii)(A).
     (c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, (i) with respect to the Conversion Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be

9

entitled to vote thereon, and (ii) other than with respect to the Conversion Approval, the Class B Units shall be entitled to vote as a separate class on any matter that materially adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.
     (d) Certificates. The Class B Units will be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The certificates will initially include a restrictive legend to the effect that the Class B Units have not been registered under the Securities Act or any state securities laws.
     (e) Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Class B Units.
     (f) Conversion. Except as provided in Section 5.11(i) and in this Section 5.11(f), the Class B Units are not convertible into Common Units. The Partnership shall, pursuant to the Unit Purchase Agreement, as promptly as practicable following the issuance of any Class B Units, but in any event not later than 180 days following such issuance, take such actions as may be necessary or appropriate to submit to a vote or consent of its Unitholders that hold Common Units the approval of a change in the terms of the Class B Units to provide that each Class B Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units) effective immediately upon receipt of such approval from the Unitholders that hold Common Units of the Partnership (the “Conversion Approval”) without any further action by the holders thereof. The vote or consent required for the Conversion Approval shall be a Unit Majority or such other the requisite vote as may be required under the rules or staff interpretations of the National Securities Exchange on which the Common Units are listed or admitted for trading. Upon receipt of the Conversion Approval and compliance with Section 5.11(h), the terms of the Class B Units will be changed, automatically and without further action, so that each Class B Unit is converted into one Common Unit and immediately thereafter, none of the Class B Units shall be Outstanding. The date that the Conversion Approval is obtained is herein referred to as the “Conversion Approval Date.”

10

     (g) Automatic Provisions. If the Conversion Effective Date has not occurred within 180 days following the date of issuance of the Class B Units, then effective as of the next succeeding day (the “Class B Distribution Increase Date”) until the Conversion Effective Date, Section 5.11(b) will be deemed to be amended in its entirety, automatically and without further action, as follows:
     “(b) Rights of Class B Units. Prior to the Conversion Effective Date (or the later date specified in this Section 5.11(b)):
     (i) Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units (other than Privately Placed Common Units) that were then Outstanding;
     (ii) Distributions from Operating Surplus During the Subordination Period. Notwithstanding anything to the contrary in Section 6.4(a), Unitholders holding Class B Units shall receive distributions per Unit pursuant to Section 6.4(a) equal to 115% of the distribution per Unit received by Unitholders holding Common Units pursuant to Section 6.4(a); provided, that:
     (A) Unitholders holding Class B Units shall not receive any distribution pursuant to Section 6.4(a)(i) or Section 6.4(a)(ii); and
     (B) following any distribution pursuant to Section 6.4(a)(ii) and prior to any distribution pursuant to Section 6.4(a)(iii), Available Cash shall be distributed (x)(1) to the General Partner in accordance with its Percentage Interest and (2) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to 115% of the Minimum Quarterly Distribution for such Quarter (provided, further, that the portion of such distribution attributable to the additional 15% above the Minimum Quarterly Distribution shall be pro rated in the Quarter in which the Class B Distribution Increase Date occurs) and (y)(1) to the General Partner in accordance with its Percentage Interest and (2) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest,

11

until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such Quarter; and
     (iii) Distributions from Operating Surplus After the Subordination Period. Notwithstanding anything to the contrary in Section 6.4(b), Unitholders holding Class B Units shall receive distributions per Unit pursuant to Section 6.4(b) equal to 115% of the distribution per Unit received by other Unitholders pursuant to Section 6.4(b); provided, that:
     (A) Unitholders holding Class B Units shall not receive any distributions pursuant to Section 6.4(b)(i); and
     (B) following any distribution pursuant to Section 6.4(b)(i) (subject to Section 5.11(b)(iii)(A)) and prior to any distribution pursuant to Section 6.4(b)(ii), Available Cash shall be distributed 100% to the General Partner and the Unitholders holding Class B Units, Pro Rata, in accordance with their respective percentage interests until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to 115% of the Minimum Quarterly Distribution for such Quarter.
     (iv) Allocation of Net Termination Gain to Class B Unitholders. Notwithstanding anything to the contrary in Section 6.1(c)(i), Unitholders holding Class B Units shall be allocated Net Termination Gain in accordance with Section 6.1(c)(i); provided, that:
     (A) Unitholders holding Class B Units shall not receive any allocations pursuant to Section 6.1(c)(i)(B) or Section 6.1(c)(1)(C);
     (B) following any allocation made pursuant to Section 6.1(c)(i)(B) and prior to any allocation made pursuant to Section 6.1(c)(i)(C), any remaining Net Termination Gain shall be allocated (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (iv)(B), until the Capital Account in respect of each Class B Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, determined for the taxable year (or portion thereof) to which this allocation of gain relates, and (2) 115% of the Minimum

12

Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 5.11(b)(ii)(B)(x)(2) with respect to such Class B Unit for such Quarter, and (3) any then existing Cumulative Class B Unit Arrearage; and
     (C) the amount allocated to Unitholders holding Class B Units pursuant to Section 6.1(c)(1)(D), Section 6.1(c)(1)(E), Section 6.1(c)(1)(F) and Section 6.1(c)(1)(G) shall be the amount required to make the Per Unit Capital Amount of each Class B Unit equal to 115% of the Per Unit Capital Amount of a Common Unit.
     (v) Allocation of Net Termination Loss to Class B Unitholders. Notwithstanding anything to the contrary in Section 6.1(c)(ii), with respect to allocations made in accordance with Section 6.1(c)(ii), Unitholders holding Class B Units shall be allocated Net Termination Loss in accordance with Section 6.1(c)(ii)(B) in the same manner as Unitholders holding Common Units.
     (vi) Elimination of Cumulative Class B Unit Arrearages Upon Conversion; Excess Payments. If the Conversion Effective Date occurs after the Class B Distribution Increase Date, on the Conversion Effective Date (or the later date specified in Section 5.11(b)(vi)(B) below):
     (A) if a Cumulative Class B Unit Arrearage exists on the Conversion Effective Date, Available Cash shall be distributed (1) to the General Partner in accordance with its Percentage Interest and (2) to the Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage, if any, as of the Conversion Effective Date. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the Conversion Effective Date. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 6.1(d)(iii)(A); and

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     (B) for the Quarter in which such conversion occurs, concurrently with the distribution of Available Cash in respect of such Quarter in accordance with Section 6.4 hereof (subject to Section 5.11), a distribution shall be paid to each holder of record of Class B Units as of the Conversion Effective Date, with the amount of such distribution for each such Class B Unit to be equal to the product of (a) 15% of the amount to be distributed in respect of such Quarter to each Common Unit times (b) a fraction, of which (I) the numerator is the number of days in such Quarter up to but excluding the Conversion Effective Date and (II) the denominator is the total number of days in such Quarter (such amount, the “Excess Payment”). For the taxable year in which an Excess Payment is made, if not previously allocated, each holder of a Class B Unit shall be allocated items of gross income in an amount equal to the Excess Payment distributed to it as provided in Section 6.1(d)(iii)(A). For the avoidance of doubt, each Common Unit issued upon conversion of a Class B Unit shall be entitled to receive the full distribution payable to the holder of a Common Unit concurrently with the distribution of such Excess Payment.
     (h) Surrender of Certificates. Upon receipt of the Conversion Approval in accordance with Section 5.11(f) or a change in rules of the National Securities Exchange as described in Section 5.11(i), the General Partner shall give the holders of the Class B Units prompt notice of such Conversion Approval or change in rules and, subject to the requirements of Section 6.7(d), each holder of Class B Units shall promptly surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Common Unit Certificates, registered in the name of such holder, for the number of Common Units to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the Conversion Approval Date or, in the case of Section 5.11(i), the date of the effectiveness of such rule change (the “Conversion Effective Date”), and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units as of such date.
     (i) Change in Rules of National Securities Exchange. If at any time (i) the rules of the National Securities Exchange on which the Common Units are listed or admitted to trading or the staff interpretations of such rules are changed or (ii) facts or circumstances arise so that no vote or consent of Unitholders is required as a condition to the listing or

14

admission to trading of the Common Units that would be issued upon any conversion of any Class B Units into Common Units as provided in Section 5.11(f), the terms of such Class B Units will be changed so that each Class B Unit is converted (without further action or any vote of any Unitholders other than compliance with Section 5.11(h)) into one Common Unit and immediately thereafter, none of the Class B Units shall be Outstanding.”
     11. Section 6.1(d)(iii)(A) of the Partnership Agreement is hereby amended to read in its entirety:
“(A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed or deemed distributed pursuant to Section 5.5(a), with respect to Class B Units or Privately Placed Common Units, or Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to the product obtained by multiplying (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs by (y) the sum of 100 less the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs times (bb) the sum of the amounts allocated in clause (1) above.”
     12. Article VI is hereby amended to add a new Section 6.1(d)(xiv) as follows:
“(xiv) Allocations for Class B Units and Privately Placed Common Units.
     (A) With respect to any taxable period of the Partnership ending upon, or after, a Book-Up Event or Book-Down Event occurring after the date of issuance of the Class B Units and the Privately Placed Common Units, Partnership items of income or gain for such taxable period shall be allocated 100% (1) to the Partners holding Privately Placed Common Units in proportion to the number of Privately Placed Common Units held by such Partners, until each such Partner has been allocated the amount that increases the Capital Account of such Privately Placed Common Unit to the Per Unit Capital Amount for an outstanding Common Unit (other than a Privately Placed Common Unit) and (2) to the Partners holding Class B Units or converted Class B Units that are Outstanding as of the

15

time of such conversion in proportion to the number of Class B Units or converted Class B Units held by such Partners, until each such Partner has been allocated the amount that increases the Capital Account of such Class B Unit or converted Class B Unit to the Per Unit Capital Amount for a then outstanding Common Unit.
     (B) With respect to any taxable period of the Partnership ending upon, or after, the transfer of Privately Placed Common Units or converted Class B Units to a Person that is not an Affiliate of the holder, Partnership items of income or gain for such taxable period shall be allocated 100% (1) to the Partners transferring such Privately Placed Common Units in proportion to the number of Privately Placed Common Units transferred by such Partners, until each such Partner has been allocated the amount that increases the Capital Account of such Privately Placed Common Unit to the Per Unit Capital Amount for a then outstanding Common Unit (other than a Privately Placed Common Unit) and then (2) to the Partners transferring such converted Class B Units in proportion to the number of converted Class B Units transferred by such Partners, until each such Partner has been allocated the amount that increases the Capital Account of such converted Class B Unit to the Per Unit Capital Amount for a then outstanding Common Unit.”
     12. Section 6.5 is hereby amended to add the following as a new penultimate sentence:
“Available Cash that is deemed to be Capital Surplus shall then be distributed (A) to the General Partner in accordance with its Percentage Interest and (B) to all Unitholders holding Class B Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Class B Unit then Outstanding an amount equal to the Cumulative Class B Unit Arrearage.”
     13. Section 6.6(a) of the Partnership Agreement is hereby amended to amend and restate the first sentence thereof as follows:
“The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution, Common Unit Arrearages, Cumulative Common Unit Arrearages, Class B Unit Arrearages and Cumulative Class B Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.9.”
     14. Article VI is hereby amended to add a new Section 6.7(d) as follows:
“(d) A Unitholder holding (1) a Privately Placed Common Unit or (2) a Class B Unit that has converted into a Common Unit pursuant to Section

16

5.11 shall be required to provide notice to the General Partner of the transfer of the Privately Placed Common Unit or converted Class B Unit no later than the last Business Day of the calendar year during which such transfer occurred, unless (x) the transfer is to an Affiliate of the holder or (y) by virtue of the application of Section 6.1(d)(xiv)(B) to a prior transfer of the Unit or the application of Section 6.1(d)(xiv)(A), the General Partner has previously determined, based on advice of counsel, that the Privately Placed Common Unit or converted Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(d), the General Partner shall take whatever steps are required to provide economic uniformity to the Privately Placed Common Units and converted Class B Units in preparation for a transfer of such Units, including the application of Section 6.1(d)(xiv)(B); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.”
     15. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
     16. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
     17. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

Williams Partners GP LLC

By:

[ ]
[ ]

Exhibit B
WILLIAMS PARTNERS L.P.
Officer’s Certificate
     Pursuant to Section 6.02(e) of the Common Unit and Class B Unit Purchase Agreement, dated as of [November 30], 2006 (the “Purchase Agreement”), by and among Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed in Schedule 2.01 of the Purchase Agreement (each a “Purchaser” and collectively, the “Purchasers”) relating to the issuance and sale by the Partnership to the Purchasers of an aggregate of [                    ] Common Units representing limited partner interests in the Partnership and an aggregate of [                    ] Class B Units representing limited partner interests in the Partnership, the undersigned hereby certifies on behalf of the Partnership, as follows:
     (A) The Partnership has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Partnership on or prior to the date hereof;
     (B) The representations and warranties of the Partnership contained in the Purchase Agreement that are qualified by materiality or Partnership Material Adverse Effect (as defined in the Purchase Agreement) are true and correct as of the date of the Purchase Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only;
     (C) Since the date of the Purchase Agreement, no Partnership Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing; and
     (D) The Class B Amendment (as defined in the Purchase Agreement) has been adopted in all material respects in the form attached as Exhibit B to the Four Corners Purchase Agreement.
Dated: December [                    ], 2006

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC, its General Partner

By:

Exhibit B

Exhibit C
     Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Unit and Class B Unit Purchase Agreement, dated as of December 1, 2006 (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Andrews Kurth LLP, counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form satisfactory to Vinson & Elkins L.L.P., counsel for the Purchasers, stating that:
     (a) The Partnership: (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) is duly qualified to conduct business in the State of Oklahoma and (iii) has all requisite limited partnership power and authority necessary to own its Properties and carry on its business as its business is now being conducted as described in the SEC Documents.
     (b) As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the General Partner and its Affiliates owned [                    ] Common Units, 7,000,000 Subordinated Units and the Incentive Distribution Rights, all of such limited partner interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the Partnership Agreement) and non-assessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (c) To our knowledge, except as described in the SEC Documents filed prior to the date hereof, the Partnership Agreement or the organizational documents of the Subsidiaries, for restricted units granted pursuant to the LTIP, or as contemplated by the Purchase Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, convertible securities or other rights, agreements or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any limited partner interests or other equity interest in the Partnership or any of its Subsidiaries or securities convertible into or exchangeable for such limited partner interests or other equity interests, (ii) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partner interests or other equity interests in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries.
     (d) All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming the Partnership or its Subsidiaries as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us without independent investigation, other than those created under applicable Law, and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and in the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the organizational
Exhibit C-1

documents of such Subsidiaries), and, except as are contained in the Partnership Agreement and the organization documents of the Subsidiaries, free of preemptive rights pursuant to any agreement or instrument known to such counsel to which any of such entities is a party or by which any one of them may be bound. Except as disclosed in the SEC Documents, neither the Partnership nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person other than such Subsidiaries, Discovery Producer Services, Discovery Gas Transmission and Four Corners.
     (e) The Purchased Units and the limited partner interests represented thereby, have been duly authorized by the Partnership and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (f) The Common Units issuable upon conversion of the Purchased Class B Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Partnership Agreement, as amended by the Class B Amendment, have been duly authorized by the Partnership pursuant to the Partnership Agreement and will be fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and, subject to receipt of the required Unitholder approval, will be validly issued.
     (g) None of the offering, issuance and sale by the Partnership of the Purchased Units or the execution, delivery and performance of the Basic Documents by the Partnership (A) constitutes or will constitute a violation of the Partnership’s Certificate of Formation or Partnership Agreement or any organizational documents of any of the Partnership’s Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the SEC Documents, or (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act or any applicable law of the United States of America, which in the case of clause (B) or (C) of this paragraph (g) would be reasonably expected to have a Partnership Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (g) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
     (h) Each of the Purchase Agreement, the Registration Rights Agreement and the Class B Amendment has been duly authorized and validly executed and delivered on behalf of the Partnership, and is enforceable against the Partnership in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
     (i) Except for the approvals required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement and Unitholder approval of
Exhibit C-2

the conversion of the Purchased Class B Units into Common Units, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents to which it is a party, except (i) those that have been obtained or may be required under the state securities or “Blue Sky” Laws, as to which such counsel need not express any opinion, or (ii) for such consents and approvals which, if not obtained, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.
     (j) The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (k) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.
Exhibit C-3

Exhibit D
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December [___], 2006, by and among Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed on the signature pages to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit and Class B Unit Purchase Agreement, dated as of December 1, 2006, by and among the Partnership and the Purchasers (the “Purchase Agreement”);
     WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
     WHEREAS, it is a condition to the obligations of each Purchaser and the Partnership under the Purchase Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning specified therefor in the introductory paragraph.
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “General Partner” means Williams Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership.

     “Holder” means the record holder of any Registrable Securities.
     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
     “Liquidated Damages Multiplier” means (i) the product of [$___] times the number of Common Units purchased by such Purchaser plus (ii) the product of [$___] times the number of Class B Units purchased by such Purchaser.
     “Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
     “NYSE” means The New York Stock Exchange, Inc.
     “Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means: (i) the Purchased Common Units and (ii) the Common Units issuable upon conversion of the Purchased Class B Units, (iii) any Common Units issued as Liquidated Damages pursuant to Section 2.01 of this Agreement, if any, and (iv) any Common Units issuable upon conversion of Class B Units issued as Liquidated Damages pursuant to Section 2.01, if any, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     “Shelf Registration Statement” means a registration statement on Form S-3 under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

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     “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security can be disposed of pursuant to Rule 144(k) (or any similar provision then in force under the Securities Act) by the Holder, (d) such Registrable Security is held by the Partnership or one of its subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Shelf Registration.
     (a) Deadline To Go Effective. As soon as practicable following the Closing, but in any event within 30 days of the Closing, the Partnership shall prepare and file a Shelf Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Partnership shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 60 days after the date of the Closing. The Partnership will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earliest of (i) when all such Registrable Securities are sold by the Purchasers, (ii) two years from the sale of the Registrable Securities to the Purchaser and (iii) when all of the Registrable Securities become eligible for resale under Rule 144(k) (or any successor provision then in force under the Securities Act) by the Holder (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (b) Failure To Go Effective. If the Shelf Registration Statement required by Section 2.01 is not declared effective within 90 days after Closing, then each Purchaser shall be entitled to a payment (with respect to the Purchased Units of each such Purchaser), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 60 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”); provided, however, the aggregate amount of Liquidated Damages payable by the Partnership under this Agreement to each Purchaser shall not exceed 10.0% of the Liquidated Damages Multiplier with

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respect to such Purchaser. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Purchaser in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument filed as exhibits to the SEC Documents, then the Partnership may pay the Liquidated Damages in kind in the form of the issuance of additional (A) Common Units and/or (B) Class B Units. Class B Units may only be issued as Liquidated Damages if and to the extent required by the NYSE or similar regulation. If Class B Units are issued as Liquidated Damages as a result of a requirement by the NYSE or similar regulation, then Common Units will first be issued to each Purchaser on a pro rata basis based on the number of Purchased Common Units purchased by such Purchaser until the maximum aggregate number of Common Units permitted by the NYSE or similar regulation have been issued, and afterwards, Class B Units shall then be issued to each such Purchaser as payment of the balance of any such Liquidated Damages owed to such Purchaser. Upon any issuance of Common Units and/or Class B Units as Liquidated Damages, the Partnership shall promptly prepare and file an amendment to the Shelf Registration Statement prior to its effectiveness adding such Common Units and/or Common Unit issuable upon conversion of such Class B Units to such Shelf Registration Statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the average closing price of the Partnership’s Common Units on the NYSE for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount of 6.0%. The determination of the number of Class B Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the average closing price of the Partnership’s Common Units on the NYSE for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount of 8.0%. The payment of the Liquidated Damages to a Purchaser shall cease at such time as the Purchased Units of such Purchaser become eligible for resale under Rule 144(k) under the Securities Act. As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Purchasers with written notice of the effectiveness of the Shelf Registration Statement.
     (c) Waiver of Liquidated Damages. If the Partnership is unable to cause a Shelf Registration Statement to go effective within the 90 days as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.10) under this Section 2.01 shall terminate upon the termination of the Effectiveness Period.
     (d) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to

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pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Purchasers be suspended for a period that exceeds an aggregate of 30 days in any 90-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Purchaser in connection with any Underwritten Offering, the Purchasers will be entitled to receive Liquidated Damages from the Partnership as provided in Section 2.01(e) of this Agreement. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     (e) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Shelf Registration Statement as a result of a suspension pursuant to Section 2.01(d) of this Agreement in excess of the periods permitted therein or (ii) the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period or (y) the sixty-first Business Day after the Shelf Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(e), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.
     Section 2.02 Piggyback Rights.
     (a) Participation. If at any time the Partnership proposes to file (i) a prospectus supplement to an effective shelf registration statement, including the Shelf Registration Statement contemplated by Section 2.01, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then, the Partnership shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable

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Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof. Each such Holder shall then have two Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Partnership of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $10 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement. Notwithstanding the foregoing, any Holder holding greater than $10 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement, may deliver written notice (an “Opt Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, that, such Holder may later revoke any such Opt Out Notice. Following receipt of an Opt Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a).
     (b) Priority. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and the General Partner and its Affiliates (as defined in the Partnership Agreement) and (ii) second, pro rata among the Selling Holders based, for each Selling Holder, on the fraction

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derived by dividing (x) the number of Common Units proposed to be sold by such Selling Holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all Selling Holders in such Underwritten Offering. As of the date of execution of this Agreement, there are no other Persons with Registration Rights relating to the Common Units or the Class B Units other than pursuant to this Agreement and Section 7.12 of the Partnership Agreement.
     Section 2.03 Underwritten Offerings.
     (a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.
     (b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder of Registrable Securities shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of such Holder.
     Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
     (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as

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may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
     (b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;
     (c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
     (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
     (e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

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     (f) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
     (g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
     (h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;
     (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

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     (k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
     (l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;
     (m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
     (n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include in the Shelf Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Common Units of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. For one year following the Closing Date, each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by the Partnership (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of the Partnership on whom a restriction is imposed. In addition, the lock-up provisions in this Section 2.06 shall not apply with respect to a Holder that (A) owns less than $10 million of Purchased Units, based on the purchase price per unit under the Purchase Agreement, (B) has delivered an Opt Out Notice to the Partnership pursuant to Section 2.02(a) or (C) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten

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Offering pursuant to Section 2.02(a) but is unable to do so as a result of the priority provisions contained in Section 2.02(b).
     Section 2.07 Expenses.
     (a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
     (b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
     Section 2.08 Indemnification.
     (a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or

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defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or any underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
     (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
     (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to

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which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
     (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
     (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
     (b) File with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or counterparties to any total return swaps; provided, however, that (a) unless such transferee is an Affiliate of such Purchaser or a counterparty to a total return swap, each such transferee or assignee holds Registrable Securities representing at least $10 million of the Purchased Units, based on the purchase price per unit under the Purchase Agreement, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is superior in any way to the registration rights granted to the Purchasers hereunder.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a) if to Purchaser, to the address set forth in Schedule 8.07 to the Purchase Agreement;
     (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 above; and
     (c) if to the Partnership at One Williams Center, Tulsa, Oklahoma 74172-0172 (facsimile: (918) [    ]-[    ]).
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

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     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.
     Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Aggregation of Purchased Units. All Registrable Securities held or acquired by GPS Income Fund LP and its Affiliates, on one hand, and Alerion Equities, LLC and its Affiliates, on the other hand, shall be aggregated together for purposes of determining the availability of the rights and obligations with respect to Purchasers holding Registrable Securities representing at least $10 million of the Purchased Units, based on the purchase price per unit under the Purchase Agreement, under Section 2.02(a), Section 2.06 and Section 2.10 of this Agreement.
     Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.
     Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.14 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.15 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Purchaser hereunder.
     Section 3.16 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be

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amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.
[Signature pages to follow]

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Exhibit E
PURCHASER’S OFFICER’S CERTIFICATE
Officer’s Certificate
     Pursuant to Section 6.03(d) of the Common Unit and Class B Unit Purchase Agreement, dated as of August 4, 2006 (the “Purchase Agreement”) by and among Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and the Purchasers listed in Schedule 2.01 to the Purchase Agreement (each a “Purchaser” and collectively, the “Purchasers”) and relating to the issuance and sale by the Partnership to the Purchasers of an aggregate of [                    ] Common Units representing limited partner interests in the Partnership and an aggregate of [                    ] Class B Units representing limited partner interests in the Partnership, each of the undersigned hereby certifies solely on behalf of itself, as follows:
     (A) Such Purchaser has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.
     (B) The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect (as defined in the Purchase Agreement) are true and correct as of the date of the Purchase Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.
     (C) Since the date of the Purchase Agreement, no Purchaser Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing.
Dated: December [___], 2006

[PURCHASER]
By:
[Name]
[Title]

Exhibit E